EXHIBIT 99.1

The following Section 2 and Schedule III are excerpts from the term sheet for Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2007-5

2.  Amendments to MLPA

a.  Notwithstanding anything to the contrary set forth in the MLPA, with respect to the Mortgage Loans, the representations and warranties set forth in Section 3.1 and Section 3.2 of the MLPA shall be subject to the exceptions, if any, set forth on Schedule III to this Term Sheet.

b.  Each of the following representations and warranties with respect to the Mortgage Loans set forth in the indicated clauses of Section 3.1 or Section 3.2 of the MLPA is hereby deleted in its entirety:

            No deletions.

c.  Section 3.1 of the MLPA is hereby amended to add the following additional representations and warranties with respect to the Mortgage Loans:

(xxx)       At the time of origination of the Mortgage Loan, no improvements located on or being part of the Mortgaged Property were in violation of any applicable zoning and subdivision laws or ordinances.

(xxxi)       The terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument (and with respect to any impairment, alteration or modification in any material respect of a Mortgage, such instrument has been recorded or is in the process of being recorded).

(xxxii)      As of the Closing Date, there is no mechanics' lien or claim for work, labor or material affecting the Mortgaged Property.

d.  The following additional amendments are hereby made to the MLPA with respect to the Mortgage Loans:

            i.    Section 3.1(iv) Representation.  The representation and warranty in clause (iv) of Section 3.1 of the MLPA is hereby deleted in its entirety and replaced with the following representation and warranty:

            “(iv)      Except as set forth on Schedule III to the Term Sheet, if applicable, as of the Cut-Off Date, no Mortgage Loan is delinquent (i.e., more than 30 days past due), and no Mortgage Loan had been delinquent (i.e., was more than 30 days past due) more than once in the 12 months preceding the Cut-Off Date (or such shorter period as had elapsed from the date of acquisition of the Mortgage Loan by the Seller or, if earlier, from the date of origination or acquisition of the Mortgage Loan by Washington Mutual Bank or Washington Mutual Bank fsb) and any such delinquency lasted for no more than 30 days;”

            ii.    Definitions of “Current Loan-to-Value Ratio” and “Original Loan-to-Value Ratio”.  The definitions of “Current Loan-to-Value Ratio” and “Original Loan-to-Value Ratio” in Article 1 of the MLPA are hereby deleted in their entirety and replaced with the following two definitions:

            “Current Loan-to-Value Ratio:  As used in Section 2.4(b), the Principal Balance of a Mortgage Loan as of the applicable date of substitution divided by the Appraised Value; and as used in Section 3.1, the Cut-Off Date Principal Balance of a Mortgage Loan divided by the Appraised Value; provided, however, that if the related Mortgaged Property is located in the State of New York, then, as used in Section 3.1, the Current Loan-to-Value Ratio shall be the Cut-Off Date Principal Balance of the Mortgage Loan divided by the value set forth on the appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property (or, if such Mortgage Loan is an ROV Mortgage Loan, the value set forth on the residential appraisal review made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property).

            Original Loan-to-Value Ratio:  The original principal amount of a Mortgage Loan divided by the Appraised Value; provided, however, that if the related Mortgaged Property is located in the State of New York, then the Original Loan-to-Value Ratio shall be the original principal amount of the Mortgage Loan divided by the value set forth on the appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property (or, if such Mortgage Loan is an ROV Mortgage Loan, the value set forth on the residential appraisal review made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property).”

            iii.   Prepayment Premiums.  The MLPA is hereby amended to add the following Section 3.4:

            “Section 3.4    Seller Representations and Warranties Regarding Prepayment Premiums; Remedies for Breach

            (a)        Whenever used in this Section 3.4, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Prepayment Premium:  With respect to any Mortgage Loan listed in the Supplemental Mortgage Loan Schedule, any fee or premium required to be paid by the Mortgagor if the Mortgagor voluntarily prepays such Mortgage Loan in full as provided in the related Mortgage Note or Mortgage, except for any such fee or premium required to be paid more than three years after origination thereof.

Supplemental Mortgage Loan Schedule:  The Supplemental Schedule of Mortgage Loans attached as Schedule I-A to a Term Sheet. The Supplemental Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan that requires the payment of a Prepayment Premium: (i) its loan number and (ii) the applicable term during which a Prepayment Premium is payable pursuant to the provisions of such Mortgage Loan.

            (b)        The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan sold by the Seller hereunder and listed in the Supplemental Mortgage Loan Schedule, as of the Closing Date:

(i)         The information set forth in the Supplemental Mortgage Loan Schedule delivered on the Closing Date is true and correct in all material respects; and

(ii)        With respect to each Mortgage Loan listed in the Supplemental Mortgage Loan Schedule, the Prepayment Premium for such Mortgage Loan is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, and such Prepayment Premium is permitted pursuant to applicable federal, state and local law, subject to federal preemption where applicable, except (1) as such enforcement may be limited by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally, (2) if such Mortgage Loan is accelerated in connection with a foreclosure or other involuntary payment, (3) if enforcement would be considered “predatory” pursuant to written guidelines issued by any applicable federal, state or local authority having jurisdiction over such matters and (4) if enforcement would be otherwise limited or prohibited by applicable law.

            (c)        Upon discovery by the Seller or the Purchaser of a breach of either of the representations and warranties set forth in Section 3.4(b), which materially and adversely affects the value of any Mortgage Loan (including the value of Prepayment Premiums payable thereunder) or the interests of the Purchaser in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. Within 60 days of the later of (A) the earlier of the date of its discovery of the breach or the date of its receipt of written notice of breach from the Purchaser, and (B) the date on which a Prepayment Premium would have become payable had such representation and warranty been true, the Seller shall pay to the Purchaser the amount of such Prepayment Premium less any amount collected from the related Mortgagor with respect to such Prepayment Premium.

            (d)        It is understood and agreed that the obligations of the Seller set forth in this Section 3.4 constitute the sole remedies available to the Purchaser or its transferee respecting a breach of the representations and warranties by the Seller set forth in Section 3.4(b).”

            iv.         Section 2.4(b):  Clauses ii and iii of the second sentence of Section 2.4(b) of the MLPA are hereby deleted in their entirety and replaced with the following:

            “(ii) each Substitute Mortgage Loan shall mature not more than one year later than, and not more than two years before, the weighted average date of maturity of the Reacquired Mortgage Loans; provided, that the cumulative effect of all substitutions shall not cause the weighted average life (at the pricing speed) of any class of Certificates to increase by more than the lesser of (x) five years or (y) 50% of its original weighted average life (at the pricing speed); (iii) the weighted average Current Loan-to-Value Ratio of the Substitute Mortgage Loans shall be equal to or less than the weighted average Current Loan-to-Value Ratio of the Reacquired Mortgage Loans; provided, that no Substitute Mortgage Loan shall have a Current Loan-to-Value Ratio greater than 100%;”

e.  Except as modified here, the MLPA remains in full force and effect.

SCHEDULE III

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES OF
THE SELLER CONCERNING THE MORTGAGE LOANS

The representations and warranties made pursuant to Section 3.1 of the MLPA by Washington Mutual Mortgage Securities Corp. are subject to the following exceptions:

1          Section 3.1(iv) – As the Cut-Off Date, thirty-six (36) Mortgage Loans with the following loan numbers were not delinquent but had been either (i) delinquent (that is, more than 30 days past due) more than once during the twelve months preceding the Cut-Off Date (or during such shorter period as had elapsed from the earlier of the date of acquisition of the Mortgage Loan by the Seller and the date of origination or acquisition of the Mortgage Loan by Washington Mutual Bank or Washington Mutual Bank fsb) or (ii) delinquent at least once during such period and such delinquency lasted for more than 30 days:

Loan Numbers:  605803316; 605803523; 605872223; 605858515; 605841398; 605841703; 605872278; 605864644; 601887011; 605816736; 605841142; 605864215; 605635583; 605858442; 605865646; 605858498; 605910107; 605864260; 605864410; 605883022; 605905649; 605910231; 605634128; 605643508; 605662174; 605803354; 605816777; 605864265; 605864524; 605954957; 605883125; 601825762; 605858607 605864482; 605840663; and 605872289.

2..        Section 3.1(x) - As of the Cut-Off-Date, one (1) Mortgage Loan with the following loan number, had a loan to value ratio either (i) as of the Cut-Off Date or (ii) as of its respective origination date in excess of 80%, but was not covered, as of the Cut-Off Date, by a primary insurance policy.

            Loan Number:  605828431.